Exhibit 10.3

Confidential Treatment Requested by Cash America International, Inc.

Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission.

2011 LONG TERM INCENTIVE PLAN AWARD AGREEMENT

FOR THE E-COMMERCE DIVISION OF CASH AMERICA INTERNATIONAL, INC.

UNDER THE FIRST AMENDED AND RESTATED CASH AMERICA INTERNATIONAL, INC.

2004 LONG-TERM INCENTIVE PLAN, AS AMENDED

This Long Term Incentive Plan Award Agreement (the “Agreement”) is entered into as of the     th day of February, 2011, by and between Cash America International, Inc. (the “Company”) and                                               (“Employee”).

W I T N E S E T H:

WHEREAS, the Company has adopted the First Amended and Restated Cash America International, Inc. 2004 Long-Term Incentive Plan, as amended (the “Plan”), which is administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee desires to grant to Employee an award (the “Award”) of Performance Units pursuant to Section 8 of the Plan that shall vest under the terms of the Plan over a three-year period, subject to Employee’s continued employment and the satisfaction of certain conditions related to the performance of the E-Commerce Division, which is comprised of the Company’s domestic and foreign online channel (which covers the Company’s internet lending activities, as well as other ancillary services) and the Company’s micro line of credit services channel and is referred to in the Company’s audited financial statements for the year ended December 31, 2010 as the e-commerce segment (the “E-Commerce Division”), as such Award and its applicable terms and conditions are specified in this Agreement and in Exhibit “A” attached hereto, to encourage Employee’s continued loyalty and diligence; and

WHEREAS, the Performance Units represent the unfunded and unsecured promise of the Company to pay Employee the Unit Value (as hereinafter defined) of the Performance Units at a future date, subject to the terms of this Agreement;

WHEREAS, this Award is intended to satisfy the short-term deferral rule exemption of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) and thereby be exempt from said section.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Award.

(a) General. Subject to the conditions set forth in this Agreement and Exhibit “A,” the Company hereby grants to Employee an Award of                      Performance Units. The Award is designated as a Qualified Performance-Based Award as defined in Section 2 of the Plan.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(b) Grant Date. The Award was awarded to Employee on February     , 2011 (the “Grant Date”).

2. Vesting.

(a) 33 1/3% of the Performance Units granted under the Award shall vest on January 1, 2012 (the “First Vesting Date”) as long as Employee remains continuously employed by the Company or its Affiliates through the First Vesting Date;

(b) Subject to the terms and conditions specified on Exhibit “A,” 33 1/3% of the Performance Units granted under the Award shall vest on each of January 1, 2013 and January 1, 2014 (the “Second Vesting Date” and “Third Vesting Date,” respectively, and together with the First Vesting Date, the “Vesting Dates”) as long as Employee remains continuously employed by the Company or its Affiliates through the applicable Vesting Date. If a portion of the Award fails to vest on the Second Vesting Date solely because the [**Confidential Treatment Requested] specified in Section 3(a) of Exhibit “A” is not achieved as of the Second Vesting Date, that portion of the award shall be eligible to vest on the Third Vesting Date if (i) Employee has remained continuously employed through the Third Vesting Date, and (ii) the [**Confidential Treatment Requested] specified in Section 3(b) of Exhibit “A” is satisfied as of the Third Vesting Date.

3. Treatment of Award Upon Termination of Employment. Notwithstanding anything in this Agreement to the contrary, if an Employee terminates employment with the Company or its Affiliates, whether voluntarily or involuntarily (including by death), for any reason, he or she shall immediately forfeit all interest in the unvested portion of an Award, and such forfeited Award shall not be considered outstanding.

4. Payment of Awards.

(a) General. If Employee remains continuously employed through a Vesting Date and the Award has received Committee Certification (as defined in Exhibit “A”) for such Vesting Date (such that a portion of the Award vests as of such Vesting Date), then, except as provided in Section 4(d) below, the Company shall pay to Employee (or if Employee has died since such Vesting Date, Employee’s Beneficiary (as hereinafter defined)) the total Unit Value of the then-vesting portion of the Award determined in accordance with this Section 4 (i) within a reasonable time after the Committee Certification Date (as defined in Exhibit “A”), but (ii) in no event will such payment be made later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs; provided, however, if the Committee has not provided the Committee Certification by such March 15, such portion of the Award shall not vest or be payable with respect to such Vesting Date. All payments shall be made in cash. “Beneficiary” means the person(s) designated by Employee to receive any amounts payable under this Agreement upon the Employee’s death. If no Beneficiary has been designated, the Employee’s estate shall be deemed to be the Beneficiary.

(b) Amount of Payment. The amount, if any, to be paid to Employee following each Vesting Date shall be determined as follows:

i. First Vesting Date: With respect to all Performance Units granted to the Employee that vest as of the First Vesting Date, an amount equal to one-hundred percent (100%) of the total Unit Value (determined in accordance with Section 4(c)(i) below) of all such vested

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

Performance Units shall be paid to Employee (or his Beneficiary) in accordance with Section 4(a) of this Agreement. The portion of the total Unit Value payable in connection with the First Vesting Date on Performance Units that vest as of the First Vesting Date shall not be less than zero. Unit Values for Performance Units that vest on the First Vesting Date shall not remain subject to adjustment as of any subsequent Vesting Date.

ii. Second Vesting Date. With respect to all Performance Units granted to Employee that vest on the Second Vesting Date, an amount equal to one-hundred percent (100%) of the total Unit Value (determined in accordance with Section 4(c)(ii) below) of all such vested Performance Units shall be paid to Employee (or his Beneficiary) in accordance with Section 4(a) of this Agreement. The portion of the total Unit Value payable in connection with the Second Vesting Date on Performance Units that vest as of the Second Vesting Date shall not be less than zero. Unit Values for Performance Units that vest on the Second Vesting Date shall not remain subject to adjustment as of the Third Vesting Date.

iii. Third Vesting Date. With respect to all Performance Units granted to Employee that vest on the Third Vesting Date, an amount equal to one-hundred percent (100%) of the sum of the following amounts shall be paid to Employee (or his Beneficiary) in accordance with Section 4(a) of this Agreement:

(A) the total Unit Value (determined in accordance with Section 4(c)(ii) below) of all such vested Performance Units that were scheduled to vest on the Second Vesting Date, but failed to vest solely because the [**Confidential Treatment Requested] requirement specified in Section 3 of Exhibit “A” was not achieved as of the Second Vesting Date; and

(B) the total Unit Value (determined in accordance with Section 4(c)(iii) below) of all other such Performance Units that vested on the Third Vesting Date.

The portion of the Unit Value payable in connection with the Third Vesting Date on Performance Units that vest as of the Third Vesting Date shall not be less than zero.

Any portion of the Award that does not vest as of the Third Vesting Date, as more particularly described herein, shall expire and be forfeited and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of such Award.

(c) Unit Value. Except as provided in Section 4(d) below, “Unit Value” means the value of a Unit scheduled to vest on a particular Vesting Date, determined as follows:

i. Units scheduled to vest on the First Vesting Date:

[([**Confidential Treatment Requested] for calendar year 2011 – [**Confidential Treatment Requested] for calendar year 2010) x the Percentage Multiple (as defined on Exhibit “A”)] ÷ 33,333 Units

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

ii. Units Scheduled to Vest on the Second Vesting Date:

[([**Confidential Treatment Requested] for calendar year 2012 – [**Confidential Treatment Requested] for calendar year 2011) x the Percentage Multiple] ÷ 33,333 Units

iii. Units Scheduled to Vest on the Third Vesting Date:

[([**Confidential Treatment Requested] for calendar year 2013– [**Confidential Treatment Requested] for calendar year 2012) x the Percentage Multiple] ÷ 33,334 Units

(d) Payment Upon Change in Control.

i. The amount, if any, to be paid to Employee with respect to all Performance Units granted to Employee that vest as a result of a Change in Control (as hereinafter defined) in accordance with Section 5 shall be one-hundred percent (100%) of the total Unit Value (determined in accordance with Section 4(d)(ii) below) of all such vested Performance Units. Such amount shall be paid within 60 days following the date of such Change in Control.

ii. For purposes of this Section 4(d), “Unit Value” shall be computed as follows:

[[**Confidential Treatment Requested] (computed in accordance with Section 4(d)(iii)) for the calendar year of the Change in Control – [**Confidential Treatment Requested] for the immediately preceding year] x the Percentage Multiple ÷ 33,333 Units

iii. For purposes of this section 4(d), “[**Confidential Treatment Requested]” for the calendar year of the Change in Control shall be computed as follows:

(A) Year-to-date [**Confidential Treatment Requested] through the last day of the calendar quarter immediately preceding or coincident with the date of the Change in Control (the “CIC Valuation Date”); divided by

(B) Year-to-date [**Confidential Treatment Requested] through the date that is one year before the CIC Valuation Date; multiplied by

(C) [**Confidential Treatment Requested] for the full calendar year immediately preceding the calendar year that includes the CIC Valuation Date.

5. Vesting Upon Change in Control. Upon a Change in Control while Employee is still employed by the Company or its Affiliates, all Awards that are outstanding and scheduled to vest within 12 calendar months following the date of the Change in Control shall become 100% vested, subject to the terms and conditions set forth on Exhibit “A”, as long as Employee has remained continuously employed through the date of such Change in Control; provided, however, the amount and time of payment for any Performance Units vesting pursuant to this Section shall be determined under the terms of Section 4(d) of this Agreement. “Change in Control” means an event that is a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of

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the assets of the Company, all as defined in Code Section 409A and Treasury Regulations Section 1.409A-3(i)(5), except that 35% shall be substituted for 30% in applying Treasury Regulations Section 1.409A-3(i)(5)(vi) and 50% shall be substituted for 40% in applying Treasury Regulations Section 1.409A-3(i)(5)(vii).

7. Withholding. Upon payment to Employee pursuant to this Agreement, the Company shall withhold all applicable federal, state and local employment taxes which the Company or its Affiliates are required to withhold.

8. Plan Provisions.

In addition to the terms and conditions set forth herein, each Award is subject to and governed by the terms and conditions set forth in the Plan, as may be amended from time to time, which are hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control.

9. Miscellaneous.

(a) Limitation of Rights. The granting of the Award and the execution of the Agreement shall not give Employee any rights to (1) similar grants in future years, (2) any right to be retained in the employ or service of the Company or any of its Affiliates, or (3) interfere in any way with the right of the Company or its Affiliates to terminate Employee’s employment or services at any time.

(b) Claims Procedure. Any dispute or claim for benefits by any person under this Agreement shall be determined by the Committee in accordance with the claims procedures under the Cash America International, Inc. Nonqualified Savings Plan.

(c) Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(d) Controlling Law. The Agreement is being made in Texas and shall be construed and enforced in accordance with the laws of that state.

(e) Construction. The Agreement and the Plan contain the entire understanding between the parties, and supersedes any prior understanding and agreements between them, representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(g) Exemption from Code Section 409A. Notwithstanding the references to Code Section 409A and the incorporation of certain provisions from the Treasury Regulations under Code Section 409A, the Company intends that all payments under the Award be exempt from Code Section 409A under the short-term deferral rule exemption in Treasury Regulations Section 1.409A-1(b)(4).

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

(h) Headings. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

(i) Clawback. Notwithstanding anything in the Plan to the contrary, in the event that the Company is required to materially restate its financial results, excluding a material restatement of such financial results due solely to a change in generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company, at any time before or within two years following the Third Vesting Date as a result of fraud or intentional misconduct on the part of the Employee, the Committee may, in its discretion, (a) cancel the Award, in whole or in part, whether or not vested, and/or (b) require the Employee to repay to the Company an amount equal to all or any portion of the payments that have been made to Employee pursuant to this Agreement. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash, and the Committee may provide for an offset to any future payments owed by the Company or its or Affiliates to the Employee if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Employee.

Notwithstanding the foregoing, to the extent required to comply with applicable law and/or any Clawback Policy adopted by the Company after the date of this Agreement, the Company may unilaterally amend this Section 9(i), and any such amendment shall be made by providing notice of such amendment to Employee, and shall be binding on Employee; provided, regardless of whether the Company makes such a unilateral amendment to this Section 9(i) or provides such notice to Employee, this Section 9(i)shall be deemed consistent with any Clawback Policy adopted by the Company after the date of this Agreement and Employee shall be bound thereby.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first set forth above.

CASH AMERICA INTERNATIONAL, INC.

By:
Daniel R. Feehan Chief Executive Officer and President

EMPLOYEE

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

EXHIBIT “A”

TERMS AND CONDITIONS OF PERFORMANCE UNITS

1.	Performance Goals. The value of any Performance Units granted under the Award that vest on any Vesting Date and become payable shall be based on a percentage (the “Percentage Multiple”) of the amount of the E-Commerce Division’s positive annual growth in its [**Confidential Treatment Requested], if any, during the calendar year immediately preceding the Vesting Date, as further described in Section 4 of the Agreement. For purposes of this paragraph and Section 4 of the Agreement, the Percentage Multiple shall be [**Confidential Treatment Requested]. In addition to the continuous employment of Employee, the vesting of any awards on the Second and Third Vesting dates shall be contingent upon the E-Commerce Division’s achievement of the [**Confidential Treatment Requested] specified in Section 3 of this Exhibit. The vesting of any portion of the Award shall be subject to Committee Certification, as described in Section 5 of this Exhibit.

2.	[**Confidential Treatment Requested]. [**Confidential Treatment Requested] shall be calculated as if the E-Commerce Division was being operated as a separate and independent corporation and determined in accordance with generally accepted accounting principles in the United States or such other accounting principles that may be adopted by the Securities and Exchange Commission and are or become applicable to the Company (“GAAP”) as consistently applied by the Company; provided, however, that in determining [**Confidential Treatment Requested]:

(a) [**Confidential Treatment Requested] shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP.

(b) [**Confidential Treatment Requested] shall not include any gain or loss that exceeds [**Confidential Treatment Requested] from either the sale or write-off of discontinued business operations (as defined in GAAP) or from the sale of assets classified under GAAP as noncurrent assets (other than the noncurrent portion of any loans to customers) in a single transaction.

(c) [**Confidential Treatment Requested] for any period shall be increased by [**Confidential Treatment Requested] income earned and reduced by [**Confidential Treatment Requested] expense accrued. “[**Confidential Treatment Requested]” means [**Confidential Treatment Requested].

(d) [**Confidential Treatment Requested] shall not include the corporate administrative overhead allocation that is charged to the E-Commerce Division by the Company or its Affiliates other than Affiliates included in the E-Commerce Division.

(e) For purposes of calculating [**Confidential Treatment Requested], income taxes shall mean only federal, state, local and foreign taxes on the income of the E-Commerce Division and shall not include (i) any other tax, charge, fee, duty (including customs duty), levy or assessment, including any ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise (other than franchise taxes based on income), excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, windfall profits, occupational, premium, interest equalization, severance, license, registration, payroll, environmental (including taxes under Code Section 59A), capital stock, capital duty, disability, gains, wealth, welfare,

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

employee’s income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any governmental authority, (ii) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (iii) any items described in this paragraph that are attributable to another person but that the owner of the E-Commerce Division is liable to pay by law, by contract or otherwise, whether or not disputed.

3.	[**Confidential Treatment Requested] Threshold for Vesting and Payment. The portion of the Award that will vest and be payable (subject to Committee Certification, as described below) shall be subject to the continuous employment of Employee by the Company or its Affiliates through the applicable Vesting Date and shall be determined as follows:

(a) The Company must achieve an [**Confidential Treatment Requested] through December 31 of the year preceding the Second or the Third Vesting Date, as applicable, in order for any portion of the Award to vest on the Second Vesting Date or the Third Vesting Date and become payable. There is no [**Confidential Treatment Requested] requirement for the portion of the Award scheduled to vest on the First Vesting Date.

(b) If the Company does not achieve an [**Confidential Treatment Requested] over the two calendar-year period ending on December 31, 2012, no portion of the Award will vest on the Second Vesting Date. If the Company achieves an [**Confidential Treatment Requested] over the three calendar-year period ending on December 31, 2013, then any units that would have vested on the Second Vesting Date but for the Company’s failure to achieve the [**Confidential Treatment Requested] requirement as of December 31, 2012 will vest on the Third Vesting Date.

(c) No portion of the Award will vest on the Third Vesting Date unless the Company achieves an [**Confidential Treatment Requested] over the three calendar-year period ending on December 31, 2013. Any portion of the Award that does not vest as of the Third Vesting Date, as more particularly described herein, shall expire and be forfeited and Employee shall thereafter have no further right to payment or compensation with respect to any such unvested portion of such Award.

(d) For purposes of determining the amount of the Award that will vest and be payable, [**Confidential Treatment Requested] shall be rounded to the nearest [**Confidential Treatment Requested].

4.	Base for Calculation of [**Confidential Treatment Requested]. For purposes of determining [**Confidential Treatment Requested] as of the Second Vesting Date and the Third Vesting Date, the [**Confidential Treatment Requested] shall be the [**Confidential Treatment Requested].

5.

Committee Certification. At its first regularly scheduled meeting (or, if later, at the first meeting held once the necessary calendar year [**Confidential Treatment Requested] data has become available) following each Vesting Date (which meeting is anticipated to occur during the last 14 days of January of each year), the Committee (or any successor thereto) shall determine and certify as to whether the conditions described in this Exhibit, if applicable, and other material terms for the vesting of any portion of the Award were met on the applicable Vesting Date (the “Vesting Conditions”) and, if so, (i) the number of Performance Units that have vested on such Vesting Date, (ii) the amount of [**Confidential Treatment Requested] for each period used to

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.

determine the [**Confidential Treatment Requested] and the Unit Value of such vested Performance Units in accordance with Section 4 of the Agreement, (iii) the [**Confidential Treatment Requested] achieved for each applicable period, and (iv) the total amount payable with respect to such vested Performance Units (“Committee Certification”). The Vesting Conditions will be considered to have been met only to the extent that the Committee certifies in writing (within the meaning of Treasury Regulations Section 1.162-27(e)(5)) that they have been met. The Committee Certification shall include the satisfaction of the [**Confidential Treatment Requested] set forth in this Exhibit and of the satisfaction of all other material terms of the Award. The date the Committee makes such a written certification shall be deemed the “Committee Certification Date”.

[**Confidential Treatment Requested] indicates that portions of this document have been omitted and have been separately filed with the Securities and Exchange Commission.